As filed with the Securities and Exchange Commission on May 6, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Boston Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	04-2695240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Boston Scientific Way Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

BOSTON SCIENTIFIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Vance R Brown
Senior Vice President, General Counsel and
Corporate Secretary
Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752
(508) 683-4000

(Name, address, telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of 10,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of Boston Scientific Corporation (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan, the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan, which, as amended and restated, has since been renamed as the Employee Stock Purchase Plan, as those registered pursuant to the Registrant’s registration statement on Form S-8 (File Number 333-196672), previously filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2014, on Form S-8 (File Number 333-174620), previously filed with the Commission on May 31, 2011 and on Form S-8 (File Number 333-174620), previously filed with the Commission on June 9, 2006 (File Number 333-134932) (the “Prior Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)        The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 23, 2022;

(2)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 5, 2022;

(3)        The Registrant’s Current Reports on Form 8-K filed with the Commission on the following dates in 2022: February 15, March 8, March 17, and April 5 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)        The description of the Registrant’s Common Stock under the heading “Description of Common Stock” contained in the Registration Statement on Form S-3 (Registration No. 333-132626) as originally filed by the Registrant with the Commission on March 22, 2006, including any reports filed that updated such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Third Restated Certificate of Incorporation of Boston Scientific Corporation (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K, filed with the Commission on February 28, 2008).

4.2	Amended and Restated By-laws of Boston Scientific Corporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on May 15, 2019).

4.3	Specimen Certificate for shares of the Company's Common Stock (incorporated herein by reference to Exhibit 4.1, Form S-1 Registration No. 33-46980).

4.4	Boston Scientific Corporation Employee Stock Purchase Plan, as amended and restated effective July 1, 2022 (incorporated herein by reference to Annex B to the Registrant's Proxy Statement, filed with the Commission on March 23, 2022).

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Ernst & Young LLP, independent Registered Public Accounting Firm.

23.2	Consent of Baker & McKenzie LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on May 6, 2022.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Vance R. Brown
Name: Vance R. Brown
Title: Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Mahoney, Daniel J. Brennan, Vance R. Brown, and Susan J. Thompson, each acting alone, his and her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

Executive Vice President and Chief
/s/ Daniel J. Brennan	Financial Officer	May 6, 2022
Daniel J. Brennan	(Principal Financial Officer)

Director, Chairman of the Board,
/s/ Michael F. Mahoney	President and Chief Executive Officer	May 6, 2022
Michael F. Mahoney	(Principal Executive Officer)

Vice President, Global Controller and
/s/ Jonathan R. Monson	Chief Accounting Officer (Principal	May 6, 2022
Jonathan R. Monson	Accounting Officer)

/s/ Nelda J. Connors	Director	May 6, 2022
Nelda J. Connors

/s/ Charles J. Dockendorff	Director	May 6, 2022
Charles J. Dockendorff

/s/ Yoshiaki Fujimori	Director	May 6, 2022
Yoshiaki Fujimori

/s/ Donna A. James	Director	May 6, 2022
Donna A. James

/s/ Edward J. Ludwig	Director	May 6, 2022
Edward J. Ludwig

/s/ David J. Roux	Director	May 6, 2022
David J. Roux

/s/ John E. Sununu	Director	May 6, 2022
John E. Sununu

/s/ David S. Wichmann	Director	May 6, 2022
David S. Wichmann

/s/ Ellen M. Zane	Director	May 6, 2022
Ellen M. Zane